As filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-224039

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 2

To

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

————————

Heat Biologics, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	2836	26-2844103
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

————————

801 Capitola Drive

Durham, North Carolina 27713

(919) 240-7133

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

————————

Jeffrey Wolf

Chief Executive Officer and

Chairman of the Board of Directors

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

(919) 240-7133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

————————

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 (212) 907-6457	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)

Common Stock, $0.0002 par value (including common stock purchase rights) (5)
Pre-Funded warrants to purchase shares of common stock (5)(6)
Shares of common stock issuable upon exercise of the pre-funded warrants (7)
Total	$17,250,000	2,147.63(8)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)

Includes shares of common stock the underwriters have the option to purchase solely to cover over-allotments, if any. This registration statement also covers the common stock purchase rights issuable in accordance with the rights agreement, dated as of March 11, 2018, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Registrant’s common stock.

(4)	Calculated under Section 6(b) of the Securities Act as .00012450 of the proposed maximum aggregate offering price.
(5)

The proposed maximum offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) if any, is $17,250,000.

(6)

The Registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share.

(7)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(8)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

    The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-224039) (the “Registration Statement”) of Heat Biologics, Inc. is to file Exhibit 1.2 and Exhibit 23.1 to this Registration Statement as indicated in Item 16 of Part II and to update Item 13. No change is made to the preliminary prospectus constituting Part I of this Registration Statement or Items 14, 15 or 17 of Part II of this Registration Statement. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than fees and commissions charged by the underwriters) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee, are estimates.

SEC registration fee	$2,148
FINRA filing fee	3,088
Accounting fees and expenses	50,000
Printing fees	7,000
Legal fees and expenses	250,000
Underwriters’ out-of-pocket expenses	150,000
Marketing fees	25,000
Other (including transfer agent fees)	12,764
Total	$500,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper benefit.

Our third amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the DGCL, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with each of our current directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

In any underwriting agreement we enter into in connection with the sale of common stock and pre-funded warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the last three years.

On April 30, 2015, we issued 10,000 shares of our common stock (1,000 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On August 30, 2015, we issued 10,000 shares of our common stock (1,000 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On September 30, 2016, we issued 7,664 shares of our common stock (766 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On December 30, 2016, we issued 12,281 shares of our common stock (1,228 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On March 31, 2017, we issued 11,798 shares of our common stock (1,179 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On April 28, 2017, we consummated the acquisition of 80% of the outstanding equity of Pelican, a related party, and Pelican became a majority owned subsidiary of ours.   In exchange for 80% of the outstanding capital stock of Pelican on a fully diluted basis, we paid to the Pelican Stockholders 1,331,056 shares of our restricted common stock (133,106 shares of common stock post-reverse stock split) representing 4.99% of the outstanding shares of our common stock on the date of the initial execution of the purchase agreement. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof and Regulation D promulgated thereunder for transactions not involving a public offering.

On June 30, 2017, we issued 17,213 shares of our common stock (1,721 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On September 30, 2017, we issued 7,692 shares of our common stock (769 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On December 31, 2017, we issued 13,158 shares of our common stock (1,316 shares of common stock post-reverse stock split) to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

ITEM 16. EXHIBITS

Exhibit No.	Description

1.1

Common Stock Sales Agreement, by and between Heat Biologics, Inc. and H.C. Wainwright & Co., LLC dated January 18, 2018 (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 19, 2018 (Commission File No. 001-35994))

1.2	Form of Underwriting Agreement*
3.1

Third Amended and Restated Certificate of Incorporation, as currently in effect (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

3.2

Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation filed on May 29, 2013 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 30, 2013 (Commission File No. 333-188365))

3.3

Amended and Restated Bylaws dated January 11, 2016 (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (Commission File No. 001-35994))

3.4

Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation for Increase (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on July 17, 2017 (Commission File No. 001-35994))

3.5

Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation for reverse stock split (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 19, 2018 (Commission File No. 001-35994))

4.1	2009 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))
4.2

First Amendment of the 2009 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

4.3

Second Amendment of the 2009 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

4.4

Third Amendment of the 2009 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

4.5

Fourth Amendment of the 2009 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

4.6	Warrant issued to Square 1 Bank (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))
4.7

Warrant issued to North Carolina Biotechnology Center (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 30, 2013 (Commission File No. 333-188365))

4.8

Specimen Common Stock Certificate of Heat Biologics, Inc. (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

4.9

Form of Stock Purchase Agreement by and among Heat Biologics, Inc. and the Series B investors (Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed with the Commission) ## (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (File No. 333-188365))

4.10	Form of Representative’s Warrant (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 30, 2013 (Commission File No. 333-188365))

4.11	2014 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-8 with the Securities and Exchange Commission on June 13, 2014 (Commission File No. 333-196763))
4.12	Warrant issued to Square 1 Bank (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on August 25, 2014 (Commission File No. 001-35994))
4.13

First Amendment to Loan and Security Agreement (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on June 24, 2015 (Commission File No. 001-35994))

4.14	Form of Warrant (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 3, 2016 (Commission File No. 001-35994))
4.15	2017 Stock Incentive Plan (previously filed as an exhibit to the Registration Statement on Form S-8 with the Securities and Exchange Commission on July 11, 2017 (Commission File No. 333-219238)
4.16	Form of Pre-Funded Warrant**
4.17

Rights Agreement, dated as of March 11, 2018, between Heat Biologics, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 12, 2018 (Commission File No. 001-35994))

5.1	Legal Opinion of Gracin & Marlow, LLP**
10.1

License Agreement (UMJ110) betwe4en the University of Miami and Heat Biologics, Inc. effective February 18, 2011***(previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.2

License Agreement (97-14) between the University of Miami and its School of Medicine and Heat Biologics, Inc. effective July 11, 2008***(previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.3

License Agreement (143) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective February 11, 2011***(previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.4

License Agreement (D-107) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective February 18, 2011***(previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.5

License Agreement (SS114A) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective February 18, 2011***(previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.6

Common Stock Subscription Agreement between the University of Miami and Heat Biologics I, Inc. dated July 7, 2009 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.7

Employment Agreement with Jeffrey Wolf dated December 18, 2009## (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.8

Amendment to Employment Agreement with Jeffrey Wolf dated as of January 1, 2011## (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.9

Non-Exclusive Evaluation and Biological Material License Agreement with American Type Culture Collection effective April 12, 2011*** (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.10

Manufacturing Services Agreement with Lonza Walkersville, Inc. dated as of October 20, 2011 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.11

Assignment and Assumption Agreement dated June 26, 2009 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.12

Termination Agreement UM97-114 dated June 26, 2009 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.13

Loan and Security Agreement with Square 1 Bank dated August 7, 2012 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.14

Amendment to License Agreement (UM97-14) dated April 29, 2009 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.15

First Amendment to Loan and Security Agreement with Square 1 Bank dated November 30, 2012 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.16

Second Amendment to License Agreement (UMSS-114) dated August 11, 2009 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.17

Exclusive License between Heat Biologics, Inc. and the University of Michigan dated July 22, 2011 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.18

Second Amendment to Loan and Security Agreement with Square 1 Bank dated January 14, 2013 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.19

Third Amendment to Loan and Security Agreement with Square 1 Bank dated February 28, 2013 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.20

Fourth Amendment to Loan and Security Agreement with Square 1 Bank dated March 19, 2013 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.21

Option Contract for Exclusive License between Heat Biologics, Inc. and the University of Miami dated April 1, 2013 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.22

Fifth Amendment to the Loan and Security Agreement with Square 1 Bank dated April 18, 2013 (previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (Commission File No. 333-188365))

10.23

Employment Agreement, dated as of October 1, 2013, by and between Melissa Price and the Company## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on October 1, 2013 (Commission File No. 001-35994))

10.24

Employment Agreement, dated as of December 16, 2013, by and between Anil K. Goyal and the Company## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on December 19, 2013 (Commission File No. 001-35994))

10.25

Amendment to Employment Agreement, dated as of January 20, 2014 between the Company and Jeffrey Wolf## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 21, 2014 (Commission File No. 001-35994))

10.26

Amendment to Employment Agreement, dated as of January 20, 2014 between the Company and Melissa Price## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 21, 2014 (Commission File No. 001-35994))

10.27

Employment Agreement, dated as of March 3, 2014 between the Company and Taylor Schreiber ## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 5, 2014 (Commission File No. 001-35994))

10.28	Lease Agreement dated January 24, 2014 (previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2014 (Commission File No. 001-35994))
10.29

License Agreement (UMK-161) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective March 4, 2014*** (previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2014 (Commission File No. 001-35994))

10.30

Loan and Security Agreement dated August 22, 2014 by and between Square 1 Bank, the Company and Heat Biologics I, Inc., Heat Biologics III, Inc. and Heat Biologics IV, Inc. (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on August 25, 2014 (Commission File No. 001-35994))

10.31

Amendment to Employment Agreement dated January 12, 2015 between the Company and Melissa Price## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 16, 2015 (Commission File No. 001-35994))

10.32

Amendment to Employment Agreement dated January 12, 2015 between the Company and Anil Goyal## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 16, 2015 (Commission File No. 001-35994))

10.33

Amendment to Employment Agreement dated January 12, 2015 between the Company and Taylor Schreiber## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 16, 2015 (Commission File No. 001-35994))

10.34	First Amendment to Lease (previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 27, 2015 (Commission File No. 001-35994))
10.35	Second Amendment to Lease (previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 27, 2015 (Commission File No. 001-35994))
10.36

Amendment to Employment Agreement between the Company and Taylor Schreiber, M.D., Ph.D., dated July 23, 2015## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on July 27, 2015 (Commission File No. 001-35994))

10.37

Amendment to Employment Agreement between the Company and Melissa Price, Ph.D., dated July 23, 2015## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on July 27, 2015 (Commission File No. 001-35994))

10.38

Amended and Restated Heat Biologics, Inc. 2014 Stock Incentive Plan## (previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 22, 2015))

10.39

Form of Incentive Stock Option Agreement under the 2014 Stock Incentive Plan, as amended## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on July 27, 2015 (Commission File No. 001-35994))

10.40

Form of Non-Statutory Stock Option Agreement under the 2014 Stock Incentive Plan, as amended## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on July 27, 2015 (Commission File No. 001-35994))

10.41

Employment Agreement, dated as of November 30, 2015 between the Company and Timothy Creech## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on December 1, 2015 (Commission File No. 001-35994))

10.42

Amendment to Employment Agreement between the Company and Jeffrey Wolf, dated January 11, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (Commission File No. 001-35994))

10.43

Amendment to Employment Agreement between the Company and Melissa Price, dated January 11, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (Commission File No. 001-35994))

10.44

Amendment to Employment Agreement between the Company and Taylor Schreiber, dated January 11, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (Commission File No. 001-35994))

10.45

Amendment to Employment Agreement between the Company and Anil Goyal dated January 11, 2016 ##(previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (Commission File No. 001-35994))

10.46

Amendment to Employment Agreement between the Company and Timothy Creech dated January 11, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (Commission File No. 001-35994))

10.47

Second Amendment to Loan and Security Agreement between the Company and Pacific Western Bank and Heat Biologics, Inc., Heat Biologics I, Inc., Heat Biologics III, Inc., and Heat Biologics IV, Inc. dated February 29, 2016 (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 3, 2016 (Commission File No. 001-35994))

10.48

Amendment to Employment Agreement between the Company and Jeffrey Wolf, dated April 1, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2016 (Commission File No. 001-35994))

10.49

Amendment to Employment Agreement between the Company and Melissa Price, dated April 1, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2016 (Commission File No. 001-35994))

10.50

Amendment to Employment Agreement between the Company and Taylor Schreiber, dated April 1, 2016## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2016 (Commission File No. 001-35994))

10.51

Employment Agreement between the Company and Ann Rosar, dated April 1, 2016 ## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2016 (Commission File No. 001-35994))

10.52

Severance Agreement between the Company and Timothy Creech, dated April 5, 2016 (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2016 (Commission File No. 001-35994))

10.53

Severance Agreement between the Company and Anil Goyal, dated April 5, 2016 (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2016 (Commission File No. 001-35994))

10.54

Amendment to License Agreement (UM97-14) between the University of Miami and Heat Biologics, Inc. effective July 26, 2016 (previously filed as an exhibit to the Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 15, 2016 (Commission File No. 001-35994))

10.55

Form of Indemnification Agreement by and between Heat Biologics, Inc. and its directors and officers (previously filed as an exhibit to the Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 15, 2016 (Commission File No. 001-35994))

10.56

Exclusive License Agreement (UMIP-114/Strbo) between the University of Miami and Zolovax, Inc., a wholly-owned subsidiary of Heat Biologics effective October 24, 2016 (previously filed as an exhibit to the Quarterly Report on Form 10-Q with the Securities and Exchange Commission on November 10, 2016 (Commission File No. 001-35994))

10.57

Amendment to Employment Agreement between the Company and Jeffrey Wolf, dated January 1, 2017## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 4, 2017 (Commission File No. 001-35994))

10.58

Amendment to Employment Agreement between the Company and Ann Rosar, dated January 1, 2017## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 4, 2017 (Commission File No. 001-35994))

10.59

Employment Agreement between the Company and Jeff T. Hutchins, dated January 1, 2017## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 4, 2017 (Commission File No. 001-35994))

10.60

Form of Restricted Stock Unit Award Agreement## (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 4, 2017 (Commission File No. 001-35994))

10.61

Stock Purchase Agreement by and among Heat Biologics, Inc., with Pelican Therapeutics, Inc. (“Pelican”), and certain stockholders in Pelican (previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 8, 2017 (Commission File No. 001-35994))

10.62

First Amendment to Exclusive License Agreement between The Regents of The University of Michigan and Heat Biologics, Inc. (UM File Number 3680) dated December 1, 2016 (previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2017 (Commission File No. 001-35994))

10.63

First Amendment to Stock Purchase Agreement dated March 29, 2017 by and among Heat Biologics, Inc., Pelican Therapeutics, Inc. and Josiah Hornblower as representative of the Stockholders (previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2017 (Commission File No. 001-35994))

10.64

Funding Commitment issued by Heat Biologics, Inc. dated April 6, 2017 (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2017 (Commission File No. 001-35994))

10.65

License Agreement by and between University of Miami and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated July 11, 2008 (UM03-31, UM05-39) (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))

10.66

License Agreement by and between University of Miami and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated December 12, 2010 (UMI176) (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))

10.67

License Agreement by and between University of Miami and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated November 19, 2013 (UM-143 and UMN-106) (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017) (Commission File No. 001-35994))

10.68

Amendment to License Agreement between Heat Biologics, Inc. and University of Miami dated April 20, 2009 (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))

10.69

Assignment and Assumption Agreement between Heat Biologics, Inc. and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated June 26, 2009 (UM03-31, UM05-39) (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))

10.70

Second Amendment to License Agreement between Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) and University of Miami dated August 11, 2009 (UM03-31, UM05-39) (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))

10.71

Payment Agreement between Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated December 19, 2012 (UMI176) (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))

10.72	CPRIT Grant (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2017 (Commission File No. 001-35994))
10.73

Amendment to Employment Agreement with Jeff T. Hutchins dated as of June 29, 2017## (filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017 (Commission File No. 001-35994))

10.74

Amendment to Employment Agreement with Ann Rosar dated as of June 29, 2017## (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017 (Commission File No. 001-35994))

10.75

Amendment to Employment Agreement with Jeff T. Hutchins dated as of January 1, 2018## (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2018 (Commission File No. 001-35994))

10.76

Amendment to Employment Agreement with Ann Rosar dated as of January 1, 2018## (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2018 (Commission File No. 001-35994))

10.77

Form of Incentive Stock Option Agreement under the 2017 Stock Incentive Plan## (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2018 (Commission File No. 001-35994))

10.78

Form of Non-Statutory Stock Option Agreement under the 2017 Stock Incentive Plan## (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2018 (Commission File No. 001-35994))

10.79

Form of Restricted Stock Unit Award Agreement under the 2017 Stock Incentive Plan## (previously filed as an exhibit to Heat Biologics, Inc.’s Current Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2018 (Commission File No. 001-35994))

21.1

List of Subsidiaries (previously filed as Exhibit 21.1 to Heat Biologics, Inc.’s Annual Report on Form 10-K (Commission File No. 001-35994)) filed with the Securities and Exchange Commission on March 2, 2018)

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page of this Registration Statement)**

———————

*

Filed herewith.

**

Previously filed.

***

Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

##

Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For the purpose of determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, April 26, 2018.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Wolf	Chief Executive Officer,	April 26, 2018
Jeffrey Wolf	President and Chairman (Principal Executive Officer)

/s/ Ann Rosar	Vice President of Finance	April 26, 2018
Ann Rosar	(Principal Financial and Accounting Officer)

*	Director	April 26, 2018
John Monahan, Ph.D.

*	Director	April 26, 2018
John Prendergast, Ph.D.

*	Director	April 26, 2018
Edward B. Smith

* By:	/s/ Jeffrey Wolf Jeffrey Wolf Attorney-in-Fact